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                                                                   EXHIBIT 10.99

                                PROMISSORY NOTE

$2,208,538.37                                               Dated: May 13, 1997

     FOR VALUE RECEIVED, the undersigned, MICROELECTRONIC PACKAGING, AMERICA, a California corporation (the "Borrower"), HEREBY PROMISES TO PAY on July 11, 1997 to the order of CITICORP USA, INC. (the "lender") the principal sum of $2,208,538.34; together with interest thereon (computed on the basis of a year of 360 days) from the date hereof until such principal amount is paid in full, payable on the final day when such principal amount becomes due, at an interest rate equal to 6.75% per annum. Any overdue principal or interest shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the actual date of payment at an interest rate equal to 8.75% per annum.

     Both principal and interest hereunder are payable prior to 11:00 A.M. (New York City time) on the day for payment thereof (whether upon demand or otherwise) in lawful money of the United States of America to the Lender at 399 Park Avenue, New York, New York 10043, in same day funds. Whenever any payment hereunder shall be stated to be due on a day other than a day of the year on which banks are not required or authorized to close in New York City (any such other day being a "Business Day"), such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

     The Borrower also agrees to pay on demand all costs and expenses, if any, including reasonable counsel fees and expenses, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Promissory Note.

     This Promissory Note shall be governed by and construed in accordance with the laws of the State of New York.

                                               MICROELECTRONIC PACKAGING AMERICA

                                               By  /s/ Denis J. Trafecanty
                                                   ----------------------------
                                               Title:  Chief Financial Officer